                                                                       Exhibit 5

Joint Filer Information

Name of Joint Filer:       John T. Kim as Co-Trustee of the Irrevocable Trust of
                           James J. Kim f/b/o Children of David D. Kim
                           dated 11/11/05

Address:                   1345 Enterprise Drive
                           West Chester, PA  19380

Designated Filer:          David D. Kim as Co-Trustee of the Irrevocable Trust
                           of James J. Kim f/b/o Children of David D. Kim
                           dated 11/11/05

Issuer & Ticker Symbol:    Amkor Technology, Inc.  (AMKR)

Date of Event
Requiring Statement:       November 14, 2005

Signature:                 /s/ Memma S. Kilgannon    Date November 28, 2005
                           Memma S. Kilgannon
                           As Attorney-in-Fact for John T. Kim in his trust
                             capacities listed above.

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